AdCare Health Systems Reports Second Quarter 2017 Financial Results

ATLANTA, GA, August 14, 2017—AdCare Health Systems, Inc. (NYSE American: ADK) (NYSE American: ADK.PRA), a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term care, today reported results for the three and six months ended June 30, 2017.

Business Update

•	Observed sequential improvements in underlying portfolio operating metrics

•	Reduced general and administrative expenses to $822,000 for the second quarter, below stated target of $1.0 million of general & administrative expenses per quarter

•	Extended the maturity of one mortgage loan totaling $1.2 million from 2017 to 2020

•	Reduced the number of professional and general liability cases from 44 to 41

•
Filed with the Securities and Exchange Commission (the “SEC”) a notice of special meeting and a definitive proxy statement for a special meeting of shareholders to be held on September 20, 2017, to consider and vote upon an agreement and plan of merger pursuant to which AdCare would merge with and into Regional Health Properties, Inc., a wholly owned subsidiary of AdCare formed for the purpose of the merger (“RHE”)

“Operating metrics of our portfolio again showed improvement during the second quarter with increases in our occupancy rate and rent coverage ratios,” commented Allan Rimland, AdCare’s President, Chief Executive Officer and Chief Financial Officer. “These continued improvements underscore the Company’s rationale for transitioning from an owner and operator of senior housing assets to a property holding and leasing company, namely improved performance through partnering with regional operators with strong clinical, operational and financial capabilities. The Company’s pipeline of potential acquisitions continues to strengthen, both in terms of the number and quality of potential transactions. Management is carefully evaluating these opportunities.”

Management periodically monitors a number of facility performance metrics including rent coverages both before and after management fees. In the second quarter of 2017, excluding the impact of the recently acquired Meadowood facility, the Company’s portfolio rent coverage before management fees was 1.76x (as compared with 1.71x in the first quarter of 2017) and rent coverage after management fees was 1.35x (as compared with 1.29x in the first quarter of 2017).

“We made significant progress during the quarter in reducing our G&A expenses to below our target through our continued efforts to streamline our overhead structure,” added Rimland. “At the same time, we extended the maturities of a $1.2 million mortgage note and $0.5 million in other debt to strengthen our balance sheet and reduce refinancing risk. We are in the process of evaluating the refinancings of other senior secured mortgage debt.”

Summary of Financial Results for the Three and Six Months Ended June 30, 2017
Total revenues in the second quarter of 2017 were $6.3 million, down 12.0% from $7.2 million in the second quarter of 2016. Total revenues for the six months ended June 30, 2017, decreased by 12.7% to $12.4 million from $14.2 million for the six months ended June 30, 2016. The decrease reflects the sale of nine Arkansas facilities in October 2016 partially offset by rental revenues from the Meadowood facility and facilities operated by affiliates of Peach Health Group. The acquisition of the Meadowood facility closed on May 1, 2017. The Company generally recognizes all rental revenues on a straight-line rent accrual basis.

General and administrative costs decreased by $1.3 million, or 61.5%, to $822,000 for the three months ended June 30, 2017, compared with $2.1 million for the same period in 2016. For the three months ended June 30, 2017 and 2016, general and administrative costs include stock-based compensation expense, net of restricted stock and warrant forfeitures. General and administrative costs for the six months ended June 30, 2017 decreased by approximately $2.2 million, or 47.7%, to $2.4 million, compared with $4.7 million for the same period in 2016. For the six months ended June 30, 2017 and 2016, general and administrative costs include $154,000 and $720,000, respectively, of stock-based compensation expense.

Interest expense decreased by $745,000, or 42.5%, to $1.0 million for the second quarter of 2017 compared with $1.8 million for the same period in 2016. Interest expense for the six months ended June 30, 2017 decreased by approximately $1.5 million, or 43.0%, to $2.0 million compared with $3.6 million for the same period in 2016. The decrease is mainly due to the repayment of $36.0 million of debt in connection with the sale of nine Arkansas facilities in October 2016 and $6.7 million principal repayment of convertible debt on January 10, 2017 and the remaining $1.0 million on April 30, 2017, partially offset by $4.1 million in new mortgage debt financing for the Meadowood facility.

The loss from discontinued operations, net of tax for the second quarter of 2017 was $604,000, compared with $3.8 million for the prior-year period. Year-to-date, the loss from discontinued operations, net of tax was $1.0 million, compared with loss from discontinued operations, net of tax of $4.3 million for the prior-year period. The losses in the three and six-month periods ended June 30, 2017 were lower compared with the prior year periods primarily due to lower bad debt expense.

Net loss attributable to AdCare common stockholders in the second quarter of 2017 was $1.9 million, or $0.10 per basic and diluted share, compared with $6.8 million, or $0.34 per basic and diluted share, for the second quarter of 2016. For the six months ended June 30, 2017, the net loss attributable to AdCare common stockholders was $4.7 million, or $0.24 per basic and diluted share, compared with a net loss of $10.5 million, or $0.53 per basic and diluted share, in the year-ago period.

Cash and cash equivalents at June 30, 2017 totaled $2.0 million compared with $14.0 million at December 31, 2016. Restricted cash and investments at June 30, 2017 totaled $3.7 million compared with $5.5 million at December 31, 2016. Total debt outstanding at June 30, 2017 totaled $74.2 million compared with $80.0 million at December 31, 2016 (net of $2.1 million and $2.2 million of deferred financing costs at June 30, 2017 and December 31, 2016, respectively).

Conference Call and Webcast
AdCare will hold a conference call to provide a business update and discuss its second quarter 2017 results on Monday, August 14, 2017 at 4:30 p.m. ET.

•	Date and time: Monday, August 14, 2017 at 4:30 p.m. ET

•	Dial-in number: 1-888-811-5448 (domestic) or 1-719-457-1035 (international)

•	Reference passcode: 4606390

•	Replay number: Dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international). Reference passcode: 40606390 to access the replay. The replay will be available until August 21, 2017.

•	Webcast link: http://public.viavid.com/index.php?id=125781

About AdCare Health Systems
AdCare Health Systems, Inc. (NYSE American: ADK) (NYSE American: ADK.PRA) is a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term healthcare through facility lease and sub-lease transactions. AdCare currently owns, leases or manages for third parties 30 facilities. For more information about AdCare, visit www.adcarehealth.com.

Important Cautions Regarding Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements in this press release regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements. Forward-looking statements in this press release include, among others, statements regarding the special meeting of shareholders, the proposed merger of AdCare with and into a wholly owned subsidiary, target or anticipated improvements in our portfolio operating metrics (including occupancy rates and rent coverage ratios) and reductions in our general and administrative expenses, anticipated refinancing of certain mortgage debt and our ability in general to refinance our senior secured mortgage debt on favorable terms, the impact of the pending professional and general liability claims against us, portfolio growth, the operational risk of our tenants, the nature of our acquisition pipeline and our ability to make acquisitions, and the reduction of our overhead costs.

Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those projected or contemplated by our forward-looking statements due to various factors, including, among others: our dependence on the operating success of our operators; the significant amount of, and our ability to service, our indebtedness; covenants in our debt agreements that may restrict our ability to make investments, incur additional indebtedness and refinance indebtedness on favorable terms; the availability and cost of capital; our ability to raise capital through equity and debt financings or through the sale of assets; the effect of increasing healthcare regulation and enforcement on our operators and the dependence of our operators on reimbursement from governmental and other third-party payors; the relatively illiquid nature of real estate investments; the impact of litigation and rising insurance costs on the business of our operators; the impact on us of litigation relating to our prior operation of our healthcare properties; the effect of our operators declaring bankruptcy, becoming insolvent or failing to pay rent as due; the ability of any of our operators in bankruptcy to reject unexpired lease obligations and to impede our ability to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations; our ability to find replacement operators and the impact of unforeseen costs in acquiring new properties; and other factors discussed from time to time in our news releases, public statements and documents filed by us with the SEC from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.

Additional Information

RHE has filed with the SEC a registration statement on Form S-4 containing a proxy statement of AdCare and a prospectus of RHE with respect to the proposed merger. The registration statement became effective on August 1, 2017. AdCare filed with the SEC a notice of a special meeting and a definitive proxy statement/prospectus, which was mailed on or about August 3, 2017 to holders of AdCare’s common stock as of the July 13, 2017 record date. INVESTORS ARE URGED TO READ THE FORM S-4 AND PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. You will be able to obtain documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by AdCare free of charge if you write or call AdCare at the following address or telephone number: Corporate Secretary, AdCare Health Systems, Inc., 454 Satellite Blvd. NW, Suite 100, Suwanee, Georgia 30024, (678) 869-5116, or you may visit the investor relations section of AdCare’s website at www.adcarehealth.com for copies of any such document.

AdCare, its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from holders of AdCare’s common stock in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in connection with the proposed Merger is included in the Form S-4 and definitive proxy statement/prospectus. INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF ADCARE AND THEIR OWNERSHIP OF CAPITAL STOCK OF ADCARE IS ALSO SET FORTH IN ADCARE’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2016. INVESTORS MAY OBTAIN ADDITIONAL INFORMATION REGARDING THE INTERESTS OF SUCH PARTICIPANTS BY READING THE FORM S-4 AND DEFINITIVE PROXY STATEMENT/PROSPECTUS FOR THE PROPOSED MERGER.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Investors should read the Form S-4 and definitive proxy statement/prospectus carefully before making any voting or investment decisions.

Company Contacts	Investor Relations

Allan Rimland	Brett Maas
President, CEO and CFO	Managing Partner
AdCare Health Systems, Inc.	Hayden IR
Tel (678) 368-4402	Tel (646) 536-7331
allan.rimland@adcarehealth.com	brett@haydenir.com

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in 000’s)

	June 30,	December 31,
ASSETS	2017	2016
	(Unaudited)
Current assets:
Cash and cash equivalents	$2,001	$14,045
Restricted cash	1,361	1,600
Accounts receivable, net of allowance of $4,267 and $7,529, respectively	1,496	2,429
Prepaid expenses and other	1,554	2,395
Total current assets	6,412	20,469

Restricted cash and investments	2,308	3,864
Property and equipment, net	83,227	79,168
Intangible assets - bed licenses	2,471	2,471
Intangible assets - lease rights, net	2,420	2,754
Goodwill	2,105	2,105
Lease deposits	911	1,411
Other assets	9,398	7,244
Total assets	$109,252	$119,486

LIABILITIES AND DEFICIT

Current liabilities:
Current portion of notes payable and other debt	$2,639	$4,018
Current portion of convertible debt, net	1,494	9,136
Accounts payable	3,555	3,037
Accrued expenses and other	7,935	9,077
Total current liabilities	15,623	25,268

Notes payable and other debt, net of current portion:
Senior debt, net	62,887	60,189
Bonds, net	6,529	6,586
Other debt, net	628	41
Other liabilities	3,627	3,677
Deferred tax liability	226	226
Total liabilities	89,520	95,987

Preferred stock, no par value; 5,000 shares authorized; 2,812 and
2,762 shares issued and outstanding, redemption amount $70,288
and $69,038 at June 30, 2017 and December 31, 2016, respectively	62,434	61,446

Stockholders' deficit:
Common stock and additional paid-in capital, no par value; 55,000 shares authorized; 19,762 and 19,927 issued and outstanding at
June 30, 2017 and December 31, 2016, respectively	61,610	61,643
Accumulated deficit	(104,312)	(99,590)
Total stockholders' deficit	(42,702)	(37,947)
Total liabilities and stockholders' deficit	$109,252	$119,486

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in 000’s, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Rental revenues	$5,945	$6,890	$11,720	$13,739
Management fee and other revenues	359	274	719	507
Total revenues	6,304	7,164	12,439	14,246
Expenses:
Facility rent expense	2,170	2,168	4,341	4,347
Depreciation and amortization	1,171	1,339	2,306	3,052
General and administrative expense	822	2,135	2,444	4,677
Other operating expense	323	969	878	1,172
Total expenses	4,486	6,611	9,969	13,248

Income from operations	1,818	553	2,470	998

Other expense:
Interest expense, net	1,006	1,751	2,038	3,576
Loss on extinguishment of debt	—	—	63	—
Other expense	188	9	283	51
Total other expense, net	1,194	1,760	2,384	3,627

Income (loss) from continuing operations before income taxes	624	(1,207)	86	(2,629)
Income tax expense	—	—	1	—
Income (loss) from continuing operations	624	(1,207)	85	(2,629)

Loss from discontinued operations, net of tax	(604)	(3,775)	(1,017)	(4,303)
Net income (loss)	20	(4,982)	(932)	(6,932)

Preferred stock dividends	1,912	1,801	3,790	3,578
Net loss attributable to AdCare Health Systems, Inc. Common
Stockholders	$(1,892)	$(6,783)	$(4,722)	$(10,510)

Net loss per share of common stock attributable to
AdCare Health Systems, Inc.
Basic and diluted:
Continuing operations	$(0.07)	$(0.15)	$(0.19)	$(0.31)
Discontinued operations	(0.03)	(0.19)	(0.05)	(0.22)
	$(0.10)	$(0.34)	$(0.24)	$(0.53)

Weighted average shares of common stock outstanding:
Basic and diluted	19,766	19,907	19,795	19,896

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
SUPPLEMENTAL OPERATING METRICS (1)

	Three Months Ended
Portfolio Operating Metrics (2)	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017
Occupancy (%)	82.6%	82.6%	82.6%	83.1%
Quality Mix (3)	23.7%	23.1%	26.6%	26.5%
Rent Coverage Before Management Fees	1.53	1.53	1.71	1.76
Rent Coverage After Management Fees	1.12	1.12	1.29	1.35

(1) Operator-supplied data

(2) Excludes nine Arkansas facilities (which were sold on October 6, 2016), three Georgia facilities previously operated by affiliates of
New Beginnings Care, one assisted living facility recently acquired in Alabama, and three managed facilities in Ohio.

(3) Quality Mix refers to all payor types less Medicaid.